                                                                   Exhibit 99.3


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him in the proxy/information statement-prospectus of Instinet Group Incorporated and Island Holding Company, Inc., which is part of this Registration Statement on Form S-4 of Instinet Group Incorporated, with respect to his being elected or appointed as a director of Instinet Group Incorporated under the circumstances described therein.

                                                 /s/ Stephen G. Pagliuca
                                                 --------------------------
                                                     Stephen G. Pagliuca

Signed this 9th day of July, 2002

in Boston, Massachusetts.